EXHIBITS TO BE FILED BY EDGAR



Exhibits

                  (a)      Exhibits:

                           G        -       Financial Data Schedules

                  (b)      Financial Statements:

                           1-A      -       GPU  and   Subsidiary   Companies
                                            Consolidated Balance Sheets,  actual
                                            and pro forma,  as at September  30,
                                            1999, and Consolidated  Statement of
                                            Income and Retained Earnings, actual
                                            and pro forma, for the twelve months
                                            ended  September 30, 1999; pro forma
                                            journal entries.

                           1-B      -       GPU  (Corporate)  Balance  Sheets,
                                            actual   and   pro   forma,   as  at
                                            September 30, 1999 and Statements of
                                            Income and Retained Earnings, actual
                                            and pro forma, for the twelve months
                                            ended  September 30, 1999; pro forma
                                            journal entries.